CONFIDENTIAL

PROJECT MOSCOW DEFINITIVE TERM SHEET

            This term sheet is dated July 20, 2004 and sets forth the material terms of the proposed transactions (the "Transactions") by and among Moscow CableCom Corp. ("MOCC"), Moscow Telecommunications Corporation ("COMCOR") and Columbus Nova (or an affiliate thereof) ("Columbus Nova") to raise financing from Columbus Nova for the build-out of the COMCOR-TV franchise. This term sheet is a summary of final terms and conditions and is subject to contract.

            This Term Sheet expresses only the present intentions of MOCC, COMCOR, and Columbus Nova, and is not intended to constitute or otherwise memorialize any legally binding obligations of any of MOCC, COMCOR or Columbus Nova concerning the matters addressed in this letter, except as may be expressly provided herein. Rather, this Term Sheet is intended to provide a framework for the definitive transaction agreements between MOCC, COMCOR and Columbus Nova (the "Definitive Agreements").  Not in limitation of any of the foregoing, except for the specific numbered paragraphs that are listed below as being legally binding, the obligations of the parties hereto are, among other things, subject to: (a) the satisfactory completion of a due diligence investigation to be conducted by both MOCC and Columbus Nova, as determined in the sole and complete discretion of both MOCC and Columbus Nova; (b) negotiation and preparation of the Definitive Agreements; (c) the approval of the final Definitive Agreements by the Board of Directors of MOCC as determined in the sole and complete discretion of the MOCC Board of Directors; and (d) receipt by MOCC of a favorable investment banking fairness opinion, as determined in MOCC's sole discretion.

1.         Terms of Definitive Series B MOCC Preferred Stock Subscription Agreement

A.        Investment:  Columbus Nova will invest $22.5 million in cash in a private placement of a newly created class of Series B MOCC Preferred Stock (the "Series B Preferred Stock") representing 35% of the fully diluted outstanding voting stock of MOCC.

B.         Designations of the Series B Preferred Stock

  Number of Authorized and Issued Shares of Preferred Stock: 25,000,000 authorized; 4,500,000 to be issued to Columbus Nova.
   Issue price per share: $5.00.
   Voting Rights:  One vote per each share of the Preferred Stock; Preferred Stock will vote as one class with the MOCC Common Stock.
   Dividends: pari passu with MOCC Common Stock.
    Liquidation Preference: In the event of any liquidation, dissolution or winding up of the affairs of MOCC, whether voluntary or involuntary, the holders of the Series B Preferred Stock will be entitled, before any assets of MOCC are distributed among or paid over to the holders of MOCC Common Stock or Series A Preferred Stock (to the extent not previously redeemed), to be paid $5.00 per share of the Series B Preferred Stock.  The Series A Preferred Stock currently has a liquidation preference over the holders of MOCC Common Stock of $18.75 per share.  Thereafter any remaining assets will be distributed first to holders of MOCC Common Stock until they have received $5.00 per share and second to holders of Series B Preferred Stock and holders of MOCC Common Stock on a pari passu basis.  Liquidation preference would end after four years.
  Ranking: pari passu with the MOCC Common Stock.
  Conversion into MOCC Common Stock: At the holder's option, each share of Preferred Stock will be convertible into one share of MOCC Common Stock, subject to customary dilution protection.

 C.        Termination of Voting Agreement: MOCC, COMCOR, Oliver Grace and Francis Baker will agree to terminate Voting Agreement dated February 23, 2004 effective as of closing of the Transactions (the "Closing").

 2.         Terms of Warrant Agreement between MOCC and Columbus Nova

A.        Number of Warrants: 7,500,000 Warrants.  Each Warrant is exchangeable for one share of Series B Preferred Stock, subject to customary dilution protection.  Following the exercise of the Warrants and stock options for new management described in paragraph 7 below, Columbus Nova's fully diluted shareholding in MOCC will be 55%.

B.         Exercise Price: Equal to $5.00 per Warrant.

C.         Exercise Period:  5 years.

3.         Terms of Registration Rights Agreement

A.        Customary Terms and Conditions:  The agreement will include customary terms and conditions substantially similar to those in the COMCOR Registration Rights Agreement, including those described in detail below.  COMCOR's  Registration Rights Agreement will be amended to reflect Columbus Nova's pari passu rights.

B.         Demand Registration: Following the first anniversary of the agreement, MOCC will be obligated to effect one requested registration in any six month (calendar) period.  Any such registration must involve the greater of (i) an aggregate offering price of $1,000,000 or (ii) one percent of the MOCC Common Stock issued or outstanding as of the date of such registration request.

C.        Incidental Registration: If MOCC for itself or any of its security holders, at any time after the first anniversary of the agreement, undertakes to effect a registration, Columbus Nova will be entitled to have part or all of its shares covered by such registration.

D.        Priority in Registration:  If the incidental registration is underwritten, MOCC will be required to include in such registration only such number of securities as equals the underwriter's maximum number.  MOCC will have priority, and Columbus Nova and COMCOR will have pari passu rights to have their shares registered.

E.         Registration expenses:  MOCC will pay all registration expenses incurred in connection with any registration.

4.         Terms of $28.5 million Term Loan Facilities

            The terms and conditions of the Term Loan Facilities are included in ANNEX A attached to this term sheet.

5.         Terms of $4 million Bridge Loan

            The terms and conditions of the Bridge Loan are included in ANNEX B attached to this term sheet.

6.         Employment and Consulting Arrangements

A.        Interim Arrangements: Columbus Nova will employ the following individuals as consultants for the period from June 1, 2004 to the Closing.  These individuals will work on the preparation for the implementation of a new business plan for MOCC.  Subject to the approval by the MOCC Board of Directors of the terms the Interim Arrangements, Columbus Nova will be reimbursed by MOCC for the consulting fees charged by these individuals, which will be pro-rata to their annual compensation, plus expenses, at the Closing.

(i)         Warren Mobley;

(ii)        Donald Miller-Jones;

(iii)       Charles Roberts; and

(iv)       Dr. Ali Mohammed Ahmed.

B.         Permanent Arrangements: MOCC will enter into employment agreements with the following individuals effective as of closing:

(i)         Warren Mobley:

a.         Title:  Chief Executive Officer.

b.         Compensation: salary plus discretionary performance-based year-end bonus.

c.         Term: 3 years.

d.         Other Benefits: reasonable costs of relocation to Moscow for executive and partner, fully expensed apartment in Moscow, use of company car, medical and travel insurance, pension contribution, 2 roundtrip business class airfares per quarter between Moscow and personal foreign residence, vacation in line with Russian executives.

(ii)        Donald Miller-Jones:

a.         Title:  Chief Financial Officer.

b.         Compensation: salary plus discretionary performance-based year-end bonus.

c.         Term: 3 years.

d.         Other Benefits: reasonable costs of relocation to Moscow for executive and partner, fully expensed apartment in Moscow, use of company car, medical and travel insurance, pension contribution, 2 roundtrip business class airfares per quarter between Moscow and personal foreign residence, vacation in line with Russian executives.

MOCC will enter into consulting arrangements effective as of closing with Charles Roberts and Dr. Mohammed Ahmed.

During six months after the Closing, COMCOR-TV will maintain a five person Management Board which will be responsible for reviewing all significant operational decisions.  This Board will consist of Mr. Mobley, Mr. Miller-Jones, Michael Silin, the General Director of COMCOR-TV,  Vladimir Serdiuk of COMCOR, and Ivan Isakov of Columbus Nova.  Mr. Mobley will be the Chairman of this Board.  All members of the Board will grant Mr. Mobley authority to exercise their vote.  After six months from the Closing, the MOCC Board may re-cast or abolish the Management Board or appoint a new COMCOR-TV General Director based on a simple majority vote.

COMCOR-TV's General Director, Mr. Silin, will report to the COMCOR-TV Management Board.  MOCC's Chief Executive Officer, Mr. Mobley, will have dotted line reports from all line managers who report to Mr. Silin.

MOCC will actively seek to integrate the new executive team and consultants with the existing COMCOR-TV management team and to maintain the functional portfolios of COMCOR-TV's existing managers.

Immediately following the Closing, MOCC will re-locate all of its operations to the premises of COMCOR-TV's headquarters in Moscow and will minimize its New York presence.

7.         Stock Options for New Management

A.        Number of Shares of MOCC Common Stock Subject to Option: 1,083,972, representing 5% of MOCC's fully diluted shares outstanding following the issuance of Series B Preferred Stock and issuance of Warrants to Columbus Nova.  Following the expiration of the stock options for new management, any unexercised stock options will be returned to the general MOCC option pool.

B.         Type of Options: Non-Qualified stock options.

C.        Term of Option: 5 years.

D.        Exercise Price per Share: $5.00.

E.         Vesting Schedule: Equal annual installments over the first five years.

8.         Irrevocable Proxies

            COMCOR, Oliver Grace and Francis Baker will grant Columbus Nova irrevocable proxies with respect to their respective shareholdings of MOCC Common Stock to vote in favor of the Transactions.  Oliver Grace, John Grace, Peter Bennett and the Bank of Butterfield will grant Columbus Nova irrevocable proxies with respect to their respective shareholdings of Series A Preferred Stock to vote in favor of the Transactions.  MOCC will assist Columbus Nova in obtaining additional irrevocable proxies from other shareholders of MOCC to vote in favor of the Transactions.

9.         Conduct of Business

            During the period in which this term sheet remains in effect, MOCC will conduct its business so as to maintain and preserve its property, business, and other assets, including the goodwill of customers and suppliers.

10.       MOCC Private Placement

            MOCC agrees not to accept subscriptions for any debt or equity securities so long as this term sheet remains in effect.

11.       Costs

            On Closing of the Transactions, MOCC will reimburse Columbus Nova for all of its out-of-pocket costs and expenses (including legal fees) incurred by Columbus Nova in connection with the preparation and negotiation of the Transaction documents and consummation of the Transactions.  MOCC shall only pay the finder's fees/success fees as set forth on Annex C.

12.       Confidentiality

            The parties hereto agree that the existence and contents of this term sheet and the nature and status of the Transactions and related matters described in this term sheet are confidential.  The timing and content of any announcements, press releases, or other public statements concerning the Transactions and related matters will occur upon, and be determined in advance by, mutual agreement and consent of the parties; provided, however, MOCC, as a public company, may upon the advice of its legal counsel be required to make a public disclosure in connection with the matters addressed by this term sheet and, although MOCC will make a good faith effort to involve Columbus Nova in the process of making this disclosure, MOCC may be required to make a public disclosure before obtaining the advance approval of Columbus Nova.

13.       Exclusivity

            During the period (the "Exclusivity Period") commencing on the date hereof and ending on the earliest of (i) the 90th day following the effective date hereof or (ii) the date on which the parties enter into definitive agreements in connection with the Transactions, neither MOCC, COMCOR nor their representatives or agents will solicit offers from, negotiate with or provide financial or operating information to, any other party for the purpose of an investment in MOCC and/or COMCOR-TV, whether through the purchase of shares in or the assets of such companies or otherwise.  MOCC, COMCOR, their representatives and agents will immediately cease all discussions with any third parties concerning an investment in, or financing to, MOCC and/or COMCOR-TV, and, during the Exclusivity Period, MOCC and COMCOR shall immediately notify Columbus Nova of any indication of interest received from a third party with respect to any form of investment in MOCC or any of its subsidiaries.  MOCC and COMCOR will negotiate exclusively with Columbus Nova concerning an investment in MOCC and/or COMCOR-TV, whether through the purchase of shares in or the assets of such companies or otherwise; provided however, in the event that the Definitive Agreements are not executed and delivered by August 15, 2004, then in that event, MOCC shall have the right to conduct the "Private Placement" (as that term is defined in the May 27, 2004 Letter of Intent between MOCC, COMCOR and Columbus Nova) in order to raise funds necessary to fund the operations of MOCC until the Bridge Loan is funded.

14.       Legal Effect

            It is understood that this is a term sheet only and while the parties hereby agree in principle to the contents hereof and agree to negotiate in good faith the details of the Transactions, none of the parties has any legal obligation to the others as a result of this term sheet other than those obligations specified and imposed by Paragraphs 12, 13, 14, 15 and 16 which provisions will be binding and enforceable.

15.       Governing Law; Entirety

            This term sheet will be governed by and construed in accordance with the laws of the State of New York and this term sheet sets forth the entire agreement and understanding that exist between the parties hereto with respect to the subject addressed hereby and supersedes any prior agreements or understandings..

16.       Period of Effectiveness

            The legally enforceable provisions of this term sheet (set forth in paragraphs 12, 13, 14, 15 and 16) will remain in effect until expiration of the Exclusivity Period.

[The remainder of this page is intentionally left blank.
The next page is the signature page of this term sheet.]

The foregoing term sheet accurately reflects the present intentions of:

Moscow CableCom Corp.

By:      /s/ Oliver R. Grace, Jr.
           Signature

           Oliver R. Grace, Jr.
            Print Name

Title:     Chairman, President and Chief Executive Officer

Moscow Telecommunications Corporation

By:       /s/ Aram S. Grigoryan
            Signature

            Aram S. Grigoryan
            Print Name

Title:     General Director

Columbus Nova

By:       /s/ Andrew Intrater
            Signature

            Andrew Intrater
            Print Name

Title:     Managing Partner

ANNEX A

                                                     CONFIDENTIAL

TERM SHEET

TERM LOAN FACILITIES FOR

 COMCOR-TV

SUBJECT TO CONTRACT

Facilities:	USD 28,500,000 Term Loan Facilities
Amount:	Facility A: USD 18,500,000 Facility B: USD 10,000,000
Currency:	United States Dollars
Borrower:	ComCor-TV
Lender:	Columbus Nova, or an affiliate thereof
Ranking:	Guaranteed ranking at least pari passu with the Borrower's other present and future unsecured and unsubordinated payment obligations.
Guarantees:

The Borrower's payment obligations under the Facilities will be the subject of a joint and several first demand guarantee and indemnity granted by each of:

(i)                  Moscow CableCom Corp.  ("MOCC"); and

(ii)                any material subsidiaries of MOCC (except the Borrower).

Security:	Security will be granted with respect to material assets of the Borrower, including real estate.
Final Maturity Date:	5 years after the Closing Date.
Closing Date:	The date on which each of the Conditions Precedent will have been satisfied in form and substance satisfactory to the Lender.
Repayment:	In full on the Final Maturity Date.
Purpose:	To finance the buildout of a broadband cable network in Moscow.
Availability:

Subject to the satisfaction of the Conditions Precedent and Conditions to Utilisation:

(i)     Facility A will be drawn in a single drawing on the Closing Date; and

(ii)    Facility B will be available to be drawn (in minimum amounts and multiples to be agreed) within 30 days after meeting certain milestones (referred to in Conditions to Utilisation below), subject to requirements established by an independent committee of the Board.

Interest:	12 (twelve) per cent per annum, compounded quarterly.
Interest Payment Date:

Interest will be capitalised quarterly and paid on the Final Maturity Date and additionally accrued interest will be paid on the date on which any principal amount is repaid or becomes due and payable.  Alternatively, the Borrower may, at its discretion, pay interest in arrears on a quarterly basis.

Commitment Fee:	1.25 (one point two five) per cent per annum on undrawn commitment.
Voluntary Prepayment:	After the 3rd anniversary of the Closing Date, on 5 Business Days' prior notice, subject to payment of accrued interest and fees in minimum amounts and multiples to be agreed.
Mandatory Prepayment:

All amounts outstanding under the Facilities (including accrued but unpaid interest and fees) will be repaid in full immediately upon:

(i)                  a change of control (definition to be agreed) of the Borrower or any Guarantor; or

(ii)                it becoming unlawful for the Lender to continue to make a loan available or to allow any part a loan to remain outstanding.

The Facilities (including accrued but unpaid interest and fees) will also be repaid out of:

(i)                  50% of the net proceeds of any permitted equity issuances;

(ii)                100% of the net proceeds of any permitted asset sales; and

(iii)               100% of the net proceeds of casualty condemnation proceeds (except where replacement or reinvestment is permitted).

Conditions Precedent:

Usual for Facilities of this type and will include and not be limited to:

(i)                  Constitutional documents and corporate authorities of the Borrower and each Guarantor;

(ii)                Execution of the Guarantees in form and substance acceptable to the Lender;

(iii)               Legal opinions;

(iv)              Delivery of latest accounts;

(v)                No material adverse change in relation to the Borrower, any Guarantor or their businesses;

(vi)              All required regulatory consents and approvals obtained;

(vii)             Payment of fees, costs and expenses;

(viii)           The acquisition by the Lender of 35% of the fully diluted shares outstanding of the Borrower via a direct private placement of newly issued Series B Preferred Stock;

(ix)              The appointment of a new management team, specified by the Lender; and

(x)                The implementation of a stock option plan for the management team.

Conditions to Utilisation:

(i)                  Submission of a fully completed draw down notice in the agreed form no later than 5 Business Days before draw down;

(ii)                No breach of representation or warranty;

(iii)               No outstanding Event of Default or potential Event of Default (to be defined); and

(iv)              In the case of Facility B, satisfaction of certain milestones, to include ComCor-TV having passed 500,000 homes with its network and other operating milestones, to be defined.  No debt service covenant to be applied.

Representations and Warranties:

Usual for transactions of this nature, including the following:

(i)                  Usual corporate representations;

(ii)                Governing law and enforcement;

(iii)               No insolvency;

(iv)              No defaults;

(v)                No material litigation;

(vi)              No encumbrances;

(vii)             No existing financial indebtedness;

(viii)             Taxes;

(ix)              Title to assets;

(x)               Accounts;

(xi)              Material adverse change; and

(xii)             Corporate structure.

The representations and warranties will be given in relation to each member of the MOCC Group and will be repeated on each draw down and on each Interest Payment Date.

Information Undertakings:	Usual for transactions of this nature.
Undertakings:

Usual for transactions of this nature, including in respect of each member of the MOCC Group:

(i)                 Negative pledge;

(ii)                No other financial indebtedness;

(iii)               No disposal of assets;

(iv)              No loans out or granting of credit or guarantees;

(v)                No issuance of share capital, debentures or other securities;

(vi)              No mergers;

(vii)             No acquisitions, with agreed exceptions;

(viii)           Limitation on joint venture investments;

(ix)              Payment of Taxes;

(x)                Maintenance of necessary permits;

(xi)              Compliance with law; and

(xii)             Arm's length transactions.

Events of Default:

Usual for transactions of this nature including:

(i)                  Non-payment;

(ii)                Breach of representation, warranty or undertaking;

(iii)               Unlawfulness of the financing documents;

(iv)              Cross-default;

(v)                Insolvency;

(vi)              Cessation of business;

(vii)             Material adverse change;

(viii)           Change of control; and

(ix)              Material audit qualification.

MOCC Group:	MOCC and each of its subsidiaries.
Assignments, Transfers and Sub-Participations:	Customary provisions will apply regarding Lender's rights to assign or transfer all or a portion of its loans or sell sub-participations therein.
Miscellaneous:	Standard provisions relating to, among other things, illegality, increased costs, market disruption, tax gross-up, indemnities, break costs and default interest.
Documentation:	The Facilities will be made available under a Facility Agreement in form and substance satisfactory to the Lender.
Costs and Expenses:

The Borrower will be responsible for all costs and expenses (including legal fees) incurred by the parties in connection with the preparation and negotiation of the Facility Agreement, the Guarantees and any other finance or security documents.

Fees:	Arrangement fee of 2.50 (two point five zero) per cent of the aggregate Term Loan amount and an annual agency fee of USD 150,000.
Governing Law:	England

NB: This Term Sheet is subject to each party executing agreements reflecting mutually agreed terms.  Until such execution, the Lender has no commitment to the Borrower or any member of the MOCC Group.

ANNEX B

                                                                  CONFIDENTIAL

TERM SHEET

BRIDGE FACILITY FOR

COMCOR-TV

SUBJECT TO CONTRACT

Facility:	Working Capital Bridge Facility
Amount:	USD 4,000,000
Currency:	United States Dollars
Borrower:	ComCor-TV
Lender:	Columbus Nova or an affiliate thereof
Ranking:	Guaranteed but unsecured ranking at least pari passu with the Borrower's other present and future unsecured and unsubordinated payment obligations.
Guarantees:

The Borrower's payment obligations under the Facility will be the subject of a joint and several first demand guarantee and indemnity granted by each of:

(i)        Moscow CableCom Corp.  ("MOCC");  and

(ii)      any material subsidiaries of MOCC (except the Borrower).

Final Maturity Date:

The earlier of (i) 30th June 2005 and (ii) the date on which any person or group of connected persons who are not currently shareholders in MOCC own 20 per cent. or more of the equity share capital in MOCC.

Repayment:	In full on the Final Maturity Date.
Purpose:

Working capital for the Borrower.  For the avoidance of doubt, the Borrower shall not use the Facility or the availability of the Facility to purchase or commit to purchase fixed assets, technical equipment or TV program rights of any description, or to terminate employees or hire new employees without the specific approval of Columbus Nova in each and every instance; the Borrower may not make payments from the Facility for the purpose of acquiring shares or securities in any form in another company; and the Borrower may not make payments from the Facility to other companies in the MOCC Group.

Availability:

The Facility Agreement is to be signed at the same time as the definitive agreements in connection with Columbus Nova Inc.'s CCTV financing package.  Subject to the satisfaction of the Conditions Precedent and Conditions to Utilisation, the first drawing of $2 million under the Facility will be available to be drawn immediately thereafter, provided, however, all consents, approvals and/or conditions precedent to the funding of the initial $2 million shall have been obtained and/or met prior to the execution and delivery of the Facility Agreement and the definitive agreements and, if requested by MOCC, the initial $2 million shall be funded upon the execution and delivery of the Facility Agreement and the definitive agreements.  Subsequent drawings shall be in the amount of $1 million each.

Interest Periods:	One month periods or such shorter period as may be specified by the Lender to ensure that each Interest Period ends on the Final Maturity Date.
Interest:

12 (twelve) per cent. per annum.  Interest is to be paid in arrears at the end of each Interest Period and additionally on the date on which all principal amounts outstanding under the Facility are repaid or become due and payable (each an "Interest Payment Date").

Commitment Fee:	1.25 (one point two five) per cent per annum on undrawn commitment.
Mandatory Prepayment:

All amounts outstanding under the Facility (including accrued but unpaid interest and fees) will be repaid in full immediately upon:

(i)      a change of control (definition to be agreed) of the Borrower or any Guarantor; or

(ii)     it becoming unlawful for the Lender to continue to make a loan available or to allow any part of a loan to remain outstanding.

Conditions Precedent:

Usual for a Facility of this type and will include and not be limited to:

(i)                  Constitutional documents and corporate authorities of the Borrower and each Guarantor;

(ii)                Execution of the Guarantees in form and substance acceptable to the Lender;

(iii)               Legal opinions;

(iv)              Delivery of latest accounts;

(v)                No material adverse change in relation to the Borrower, any Guarantor or their businesses;

(vi)              All required regulatory consents and approvals obtained; and

(vii)             Payment of fees, costs and expenses.

Conditions to Utilisation:

(i)                  Submission of a fully completed draw down notice in the agreed form no later than 5 Business Days before draw down;

(ii)                No breach of representation or warranty; and

(iii)               No outstanding Event of Default or potential Event of Default (to be defined).

(iv)              Each drawdown shall be accompanied by a schedule of proposed use of such drawdown, which Columbus Nova will be entitled to approve and verify before accepting such schedule.  Each drawdown may be applied by the Borrower only for such proposed use.

Representations and Warranties:

Usual for transactions of this nature, including the following:

(i)                  Usual corporate representations;

(ii)                Governing law and enforcement;

(iii)               No insolvency;

(iv)              No defaults;

(v)                No material litigation;

(vi)              No encumbrances;

(vii)             No existing financial indebtedness;

(viii)            Taxes;

(ix)              Title to assets;

(x)               Accounts;

(xi)              Material adverse change; and

(xii)             Corporate structure.

The representations and warranties will be given in relation to each member of the MOCC Group and will be repeated on each draw down and on each Interest Payment Date.

Information Undertakings:	Usual for transactions of this nature.
Undertakings:

Usual for transactions of this nature, including in respect of each member of the MOCC Group:

(i)                  Negative pledge;

(ii)                 No other financial indebtedness;

(iii)                No disposal of assets;

(iv)                No loans out or granting of credit or guarantees;

(v)                 No issuance of share capital, debentures or other securities;

(vi)               No mergers;

(vii)              No acquisitions, with agreed exceptions;

(viii)             Limitation on joint venture investments;

(ix)              Payment of Taxes;

(x)               Maintenance of necessary permits;

(xi)              Compliance with law; and

(xii)             Arm's length transactions.

Events of Default:

Usual for transactions of this nature including:

(i)                  Non-payment;

(ii)                Breach of representation, warranty or undertaking;

(iii)               Unlawfulness of the financing documents;

(iv)              Cross-default;

(v)               Insolvency;

(vi)              Cessation of business;

(vii)             Material adverse change;

(viii)            Change of control; and

(ix)              Material audit qualification.

MOCC Group:	MOCC and each of its subsidiaries.
Miscellaneous:	Standard provisions relating to, among other things, illegality, increased costs, market disruption, tax gross-up, indemnities, break costs and default interest.
Documentation:	The Facility will be made available under a Bridge Facility Agreement in form and substance satisfactory to the Lender.
Costs and Expenses:

The Borrower will be responsible for all costs and expenses (including legal fees) incurred by the parties in connection with the preparation and negotiation of the Bridge Facility Agreement, the Guarantees and any other finance and security documents.

Fees:	No additional fees.
Governing Law:	England

NB: This Term Sheet is subject to each party executing agreements reflecting mutually agreed terms.  Until such execution, the Lender has no commitment to the Borrower or any member of the MOCC Group.

ANNEX C

CONFIDENTIAL

1.1.      Payment of the $200,000 Fixed Incentive Consulting Fee and the Stock
Appreciation Rights shall be made by MOCC to Francis E. Baker pursuant to the terms and subject to the conditions of Amendment # 2 of his MOCC's
Consulting Agreement.

1.2.      Payment of $25,000 shall be made to Vitaly Spassky.